Exhibit 10.1

S-92 NEW HELICOPTER SALES AGREEMENT
THIS S-92 NEW HELICOPTER SALES AGREEMENT, dated as of the Acceptance Date stated below, is made by and between Sikorsky Aircraft Corporation (“Sikorsky”) and the Customer named below.
I.	DEFINITIONS / INFORMATION FOR THIS AGREEMENT

Customer:	Bristow Group

Sikorsky Contract No:	92I006307

Offshore Oil Helicopter Quantity:	Two

Scheduled Presentation Date Helicopter:

Helicopter #1:	December 2006, or sooner at Sikorsky’s option.

Helicopter #2:	January 2007, or sooner at Sikorsky’s option.

Scheduled Presentation Date Completion Services:

Helicopter #1:	March 2007, or sooner at Sikorsky’s option.

Helicopter #2:	April 2007, or sooner at Sikorsky’s option.

Prices:

***	***

Enclosure to SPB 6307	Page 1 of 14

S-92 NEW HELICOPTER SALES AGREEMENT

Payment Schedule:

***	***

Option Payments:
***	***

Customer’s Contact for Technical Issues:

Customer’s Address for Legal Notices:

II.	SIKORSKY’S COMMITMENTS TO THE CUSTOMER

1.	Sale — Sikorsky shall sell and deliver to the Customer, and the Customer shall purchase from Sikorsky, the Quantity of Sikorsky Model S-92 Helicopters equipped with the items of additional equipment specified in Exhibit A, Part 1 (the “Helicopter”). In addition, Sikorsky shall sell and perform the Completion Services for Customer and Customer shall purchase the Completion Services on the Helicopter, which will then be equipped with the items of additional equipment specified in Exhibit A, Part 2, (the “Offshore Oil

Enclosure to SPB 6307	Page 2 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
Helicopter”). The Helicopter shall be accepted at Sikorsky’s designated facilities in Stratford, Connecticut (the “Designated Facility”) and title to the Helicopter shall be transferred to the Customer or Customer’s designee subject to Article VII, paragraph 1. Subsequent to the title transfer, Sikorsky shall retain custody of the Helicopter for the purpose of the performance of the Completion Services. As part of the Completion Services, Sikorsky will transport the Helicopter, at its expense, from the Designated Facility, to Sikorsky’s designated completion center (the “Completion Center”) via ferry flight. Upon its arrival at the Completion Center, the Helicopter shall be inducted into the facility in order to allow the performance of the Completion Services.

Subsequent to the arrival of the Helicopter at the Completion Center the configuration items specified in Annex 1 to Exhibit A, in addition to any configuration items that by their nature require deletion from the Helicopter to accommodate Customer’s requested final configuration items, shall be removed from the Helicopter and retained by Sikorsky. These configuration items shall be either deleted or replaced by the Customer’s designated items in Exhibit A, Part 2 as part of the Completion Services. Customer and Sikorsky shall review in greater detail the list of configuration items that will be included in the Helicopter and the Offshore Oil Helicopter in accordance with the Configuration Finalization review provided in Section 5 of Article VI.

2.	Publications and Training — In conjunction with the sale of the Helicopter, Sikorsky agrees to provide: (i) the technical publications described in Exhibit B and (ii) the training described in Exhibit C.

3.	Helicopter Warranty — Sikorsky’s warranties and Customer’s remedies are set forth in Exhibit D.

4.	Spare Parts Provisioning and Technical Support — Spare Parts Provisioning and Technical Support are set forth in Exhibit E.

5.	Options — Customer shall have the following options to purchase additional Offshore Oil Helicopters:
a.	Customer shall, prior to 5:00PM EST on September 30, 2006, have the option to purchase up to five (5) additional Offshore Oil Helicopters (“Helicopter 3, 4, 5, 6 and 7” respectively, and collectively, the “Option A Helicopters”) under this Agreement for delivery in 2007. This option shall expire and Customer shall have no further right to exercise this option as of 5:00PM EST on September 30, 2006. The prices applicable to the Option A Helicopters shall be as follows:

				Scheduled	Scheduled
		Completion	Offshore Oil	Presentation	Presentation
Option A	Helicopter Unit	Services Unit	Helicopter Unit	Date	Date Completion
Helicopter	Price	Price	Price	Helicopter	Services
3	***	***	***	***	***
4	***	***	***	***	***

Enclosure to SPB 6307	Page 3 of 14

S-92 NEW HELICOPTER SALES AGREEMENT

				Scheduled	Scheduled
		Completion	Offshore Oil	Presentation	Presentation
Option A	Helicopter Unit	Services Unit	Helicopter Unit	Date	Date Completion
Helicopter	Price	Price	Price	Helicopter	Services
5	***	***	***	***	***
6	***	***	***	***	***
7	***	***	***	***	***
b.	Customer shall, prior to 5:00PM EST on March 31, 2007, have the option to purchase up to four (4) additional Offshore Oil Helicopters (“Helicopter 8, 9, 10 and 11” respectively, and collectively, the “Option B Helicopters”) under this Agreement for delivery in 2008. This option shall expire and Customer shall have no further right to exercise this option as of 5:00PM EST on March 31, 2007. The prices applicable to the Option B Helicopters shall be as follows:

				Scheduled	Scheduled
		Completion	Offshore Oil	Presentation	Presentation
Option B	Helicopter Unit	Services Unit	Helicopter Unit	Date	Date Completion
Helicopter	Price	Price	Price	Helicopter	Services
8	***	***	***	***	***
9	***	***	***	***	***
10	***	***	***	***	***
11	***	***	***	***	***
c.	Customer shall, prior to 5:00PM EST on June 30, 2007, have the option to purchase up to four (4) additional Offshore Oil Helicopters (“Helicopter 12, 13, 14 and 15” respectively, and collectively, the “Option C Helicopters”) under this Agreement for delivery in 2008. This option shall expire and Customer shall have no further right to exercise this option as of 5:00PM EST on June 30, 2007. The prices applicable to the Option C Helicopters shall be as follows:

				Scheduled	Scheduled
		Completion	Offshore Oil	Presentation	Presentation
Option C	Helicopter Unit	Services Unit	Helicopter Unit	Date	Date Completion
Helicopter	Price	Price	Price	Helicopter	Services
12	***	***	***	***	***
13	***	***	***	***	***
14	***	***	***	***	***
15	***	***	***	***	***
d.	Customer has paid the First Option Deposit in partial consideration of Sikorsky providing Customer with the option to purchase the Option A Helicopters, the Option B Helicopters and the Option C Helicopters. The First Option Deposit shall be credited in equal amounts to the Advance Payment of each Option A Helicopter, Option B Helicopter or Option C Helicopter that Customer elects to purchase. *** In further consideration of Sikorsky providing Customer with the option to purchase the Option A Helicopters, the Option B Helicopters and the Option C Helicopters, Customer agrees to pay the Second Option Deposit to Sikorsky no later than June 29, 2006. The Second Option Deposit shall be

Enclosure to SPB 6307	Page 4 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
credited in equal amounts toward the payments that become due on the Option A Helicopters. ***

e.	Except as modified by this section 5, and except for payment of the First Option Deposit and the Second Option Deposit, all other terms of this Agreement shall apply to the Option A Helicopters, Option B Helicopters and Option C Helicopters upon the exercise of such options by the Customer and Sikorsky and the Customer shall execute an amendment to this Agreement to reflect the exercise of the applicable option, the specific delivery dates and prices applicable to such option and the inclusion of any additional configuration items.
III.	INSPECTION, ACCEPTANCE, DELIVERY AND TITLE TRANSFER

1.	Presentation for Acceptance — The Helicopter shall be presented for acceptance at the Designated Facility on the Scheduled Presentation Date Helicopter. During such presentation, the Customer shall be entitled to a standard acceptance test flight for each Helicopter. Customer’s obligation to purchase the Helicopter is conditioned upon and subject to Customer being satisfied that the Helicopter is in airworthy condition with all flight critical systems functional and in proper working order, and has been manufactured in accordance with the specifications of this Agreement and that the Helicopter has no damage, corrosion or other defects.

2.	Acceptance, Delivery and Title Transfer — After presentation, Customer shall evidence its acceptance of the Helicopter by executing a Certificate of Helicopter Acceptance in the form of Exhibit F Part 1. Thereafter, Sikorsky shall deliver to Customer, or Customer’s designee in accordance with Paragraph 3 of Article VII hereof, a Bill of Sale and a Certificate of Airworthiness to evidence delivery and title transfer. The Helicopter shall be delivered Ex Works (Incoterms 2000) from the delivery facility.

3.	No Prospective Registration of Interest — Prior to the transfer of title as provided in this Agreement, Customer, without the prior written consent of Sikorsky, shall neither register nor consent to the ability of any person to register any interest in the Helicopter or its engines on the International Registry, including without limitation, any prospective international interest, pursuant to that body of law known as the Cape Town Treaty Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”). Any consent by Sikorsky to registration of any interest in the Helicopter or its engines shall be subject to, among other things at Sikorsky’s sole discretion, receipt by Sikorsky of all payments due under this Agreement at the time of title transfer of the Helicopter to Customer. Registration of any interest under the Cape Town Treaty in violation of this paragraph shall be deemed ineffective as against Sikorsky and Customer shall immediately upon request of Sikorsky and at

Enclosure to SPB 6307	Page 5 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
Customer’s expense, take all required action to remove any such interest or other encumbrance on the Helicopter in connection therewith.

4.	Risk of Loss — Sikorsky shall have risk of loss of the Helicopter, subsequent to the transfer of title through Customer’s acceptance of the Completion Services. In the event that the Helicopter is damaged or the functionality is in any way compromised during the conduct of the Completion Services, Sikorsky shall be required, as a part of the Completion Services, to repair such damage or restore such functionality. Customer agrees that any insurance proceeds for such repair shall be paid directly to Sikorsky. In the event that the Helicopter is damaged beyond repair, Sikorsky shall, at Customer’s option, provide Customer with a substitute new S-92 Helicopter in the next available delivery position under the same terms and conditions of this Agreement, however, should the next available delivery position extend beyond twelve (12) months after the Scheduled Presentation Date Helicopter, the Helicopter and the Completion Services may be subject to price adjustment, or Sikorsky or the insurance company shall promptly refund to Customer all amounts theretofore paid by Customer with respect to the purchase price thereof.

5.	Presentation of Completion Services for Acceptance — Upon the completion of the Completion Services, the Offshore Oil Helicopter shall be presented for technical acceptance of the work performed at the Completion Center on the Scheduled Presentation Date Completion Services. During such presentation, the Customer shall be entitled to a standard acceptance test flight for each Helicopter. Customer’s obligation to accept the Offshore Oil Helicopter is conditioned upon and subject to Customer being satisfied that the Completion Services have been satisfactorily completed and that the Helicopter as previously accepted by Customer, is in airworthy condition with all systems functional and in proper working order.

6.	Acceptance of Completion Services — After the completion of the inspection, the Offshore Oil Helicopter shall be presented to Customer for final acceptance of the Completion Services at the Designated Facility. Customer shall evidence its acceptance of the Completion Services by executing a Certificate of Acceptance of the Completion Services in the form of Exhibit F Part 2. Thereafter, *** Sikorsky shall provide to Customer a FAA return to service certification and, if applicable, an Export Certificate of Airworthiness, and the Offshore Oil Helicopter shall then be at Customer’s risk. If applicable under the terms of this Agreement, Sikorsky retains the right to utilize its own freight forwarder for the preparation and booking of any export shipment.

IV.	PRICE/PAYMENT SCHEDULE

1.	Price/Payment Schedule — The Customer shall pay to Sikorsky the payments set forth below by wire transfer to Sikorsky’s Account No. 57-56685 ABA No. 071-000013 SWIFT:FNBCUS44 at BANKONE N.A., 1 Bank One Plaza, Chicago, IL 60670 (or

Enclosure to SPB 6307	Page 6 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
another account that Sikorsky may designate in writing), as follows:

***

V.	TERMS AND CONDITIONS

1.	Excusable Delays — Customer acknowledges that the goods called for hereunder are to be manufactured for Customer to fulfill this Agreement and that the delivery dates are based on the assumption that there will be no delay due to causes beyond the reasonable control

Enclosure to SPB 6307	Page 7 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
of Sikorsky. Sikorsky shall not be charged with any liability for delay or non-delivery when due to delays of suppliers, acts of God, terrorism or the public enemy, compliance in good faith with any applicable foreign or domestic governmental regulation or order whether or not it proves to be invalid, fires, riots, labor disputes, unusually severe weather, or any other cause beyond the reasonable control of Sikorsky. To the extent that such causes actually retard deliveries on the part of Sikorsky, the time for Sikorsky’s performance shall be extended for as many days beyond the delivery date as are required to obtain removal of such causes. This provision shall not, however, relieve Sikorsky from using reasonable efforts to avoid or remove such causes and continue performance with reasonable dispatch whenever such causes are removed.

2.	Inability Or Refusal To Pay — If Customer is unable or refuses to make payment to Sikorsky in accordance with any of its obligations to Sikorsky, Sikorsky may, at its option, terminate this Agreement by giving to Customer written notice of its intention to terminate. Upon such termination, Sikorsky shall be relieved of any further obligations to Customer and Customer shall (i) reimburse Sikorsky for its termination costs and expenses and a reasonable allowance for profit and (ii) to the extent Customer holds title to the helicopter for which Customer is unable or refuses to make payment to Sikorsky, immediately upon request of Sikorsky, and at Customer’s expense, execute such documents as are necessary to transfer title to such helicopter to Sikorsky free and clear of any and all encumbrances. All sums paid to Sikorsky from whatever sources may be retained by Sikorsky and applied toward any amount owed to Sikorsky. In addition, Sikorsky shall have the right to reduce and set-off against any amounts payable by Sikorsky to Customer or against Customer’s property in Sikorsky’s possession any indebtedness or other claim which Sikorsky may have against Customer. The excess, if any, of such sums over the total termination amount shall be returned to the Customer by Sikorsky.

3.	Taxes — In addition to the Total Contract Price, the Customer shall be responsible for payment of any and all taxes (including any sales and use tax, but not including Sikorsky’s income taxes), which may be imposed by any taxing authority arising from the sale, delivery or use of the Helicopter/Offshore Oil Helicopter. If Sikorsky is held responsible by any taxing authority for collection or payment, either on its own behalf or that of the Customer, Customer shall pay all such taxes to Sikorsky upon receipt by Customer from Sikorsky of its bill therefor. Customer shall provide pertinent exemption and related certificates to Sikorsky thirty (30) days prior to the Scheduled Presentation Date of the Helicopter and/or Completion Services. Customer’s obligations under this Paragraph 3 shall survive delivery hereunder.

4.	Limitation Of Liability — With respect to any Offshore Oil Helicopter, part or service purchased under this Agreement and alleged to be the direct or indirect cause of any loss or damage to the Customer, the sum equal to the invoiced price of such Offshore Oil Helicopter, part or service shall be the ceiling limit on Sikorsky’s or any of its affiliate’s liability whether founded in contract or tort (including negligence, strict tort liability or breach of warranty), arising out of or resulting from (i) this Agreement or the

Enclosure to SPB 6307	Page 8 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
performance or breach thereof, or (ii) the design, manufacture, delivery, sale, repair, replacement, or any use of such Offshore Oil Helicopter, or (iii) the furnishing of any such service. In no event shall Sikorsky or any of its affiliates have any liability for any incidental or consequential damages.

5.	Assignment/Construction/Merger
a.	This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, but it may not be voluntarily assigned, wholly or in part, by either party hereto without the prior written consent of the other party; provided however, that Sikorsky shall have the right to assign this Agreement to a wholly owned subsidiary or affiliate of Sikorsky.

b.	This Agreement shall be interpreted in accordance with the plain English meaning of its terms, and the construction thereof shall be governed by the laws of the State of Connecticut, United States of America (without regard to its choice of law principles).

c.	The terms and conditions contained in this Agreement constitute the entire agreement between the parties hereto and shall supersede all previous communications, representations or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same will be binding upon either party hereto unless in writing, signed by a duly authorized officer or representative thereof.
6.	Notices — All notices or communications of any kind under and with respect to this Agreement shall be in the English language. All legal notices shall be given by hand delivery or registered mail and, if to the Customer, shall be addressed as indicated in Article I; and if to Sikorsky, shall be addressed to Sikorsky Aircraft Corporation, 6900 Main Street, P. O. Box 9729, Stratford, Connecticut 06615, U.S.A., Attention: Vice President — Contracts and Counsel. The effective date of each such notice shall be the date it is received.

7.	Non Disclosure—With exception for the existence of this Agreement, the parties hereby agree that neither party shall disclose to any third party the contents of this Agreement without the prior written approval of the other party except as may be required in the performance of this Agreement.

VI.	HELICOPTER RELATED PROVISIONS

1.	Type Design and Production Approval — The Federal Aviation Administration (FAA) has granted Sikorsky Type Certificate R00024BO for the S-92A aircraft with GE CT7-8 engines. The Helicopter is manufactured in accordance with the U.S. Department of

Enclosure to SPB 6307	Page 9 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
Transportation, Federal Aviation Administration (FAA) Regulation Part 21.
2.	Special Flight Tests — Flight test work required for prototyping, functional checkout, or qualification of any additional equipment contracted may be performed by Sikorsky on the Helicopter and the Offshore Oil Helicopter prior to title transfer thereto or final delivery thereof, respectively, to the Customer. The delivery of the Helicopter or the Offshore Oil Helicopter may be delayed to the extent necessary to accomplish the flight test work objectives without any liability on the part of Sikorsky for any such delay. In the event the Helicopter or Offshore Oil Helicopter is destroyed during the period of such flight tests, such destruction arising from any cause whatsoever, Sikorsky shall, at Customer’s option, provide Customer with a substitute new S-92 Helicopter in the next available delivery position under the same terms and conditions of this Agreement, however, should the next available delivery position extend beyond twelve (12) months after the Scheduled Presentation Date Helicopter, the Helicopter and the Completion Services may be subject to price adjustment, or Sikorsky or the insurance company shall promptly refund to Customer all amounts theretofore paid by Customer with respect to the purchase price thereof.

3.	Customer’s Changes to Configuration and Additional Equipment — In the event that Customer desires to change the Helicopter configuration and/or obtain additional equipment for the Helicopter, the parties must agree to a mutually acceptable amendment to this Agreement reflecting such technical changes and setting forth any changes in the price and/or delivery schedule. For this purpose, the Customer hereby appoints the Customer’s Contact for Technical Issues as set forth in Article I, which person has authority to negotiate any such changes with Sikorsky and execute a legally binding Amendment reflecting such technical, price and/or delivery changes.

4.	Sikorsky Specification Changes — Before the Scheduled Presentation Date Completion Services, Sikorsky reserves the right to make any substitution or amendment to Exhibit A that it deems necessary in order to ensure that the Helicopter and/or Offshore Oil Helicopter complies with any airworthiness requirement or any mandatory airworthiness directive or service bulletins affecting the Helicopter and/or Offshore Oil Helicopter issued by Sikorsky, any vendor or the FAA.

5.	Configuration Finalization — To facilitate finalization of the configuration for the Helicopter(s) and in furtherance of assisting Customer with respect to any customer changes contemplated in Paragraph 3 of this Article VI, Sikorsky and Customer agree as follows:
5.1	Customer Guidance — Not later than 90 days from the Acceptance Date of this Agreement, Customer must provide guidance to Sikorsky with respect to exterior paint colors and interior colors and materials (as applicable). Sikorsky will create exterior renderings and interior material boards based on this guidance, and will present this material at the configuration review meeting described in clause 5.2 below.

Enclosure to SPB 6307	Page 10 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
5.2	Configuration Finalization Meeting — Sikorsky and Customer will mutually agree to a date to occur not later than 6 months from the Acceptance Date of this Agreement in which to conduct a configuration review meeting at Sikorsky’s Stratford, Connecticut USA facility to review and discuss the aircraft systems and interior specifications with Customer. The intent of this meeting is to provide Customer with a thorough understanding of the aircraft systems and interior specifications. Sikorsky will also present to the Customer exterior paint schemes and interior configuration and materials that are based on colors and guidance provided to Sikorsky prior to the meeting by Customer (reference paragraph 5.1 above). All travel, living and communication expenses incurred by Customer’s representatives shall be borne by Customer.

5.3	Customer Furnished Information — No later than 6 months prior to the applicable Scheduled Presentation Date Helicopter, Customer will furnish Sikorsky with the following information for each Helicopter:
5.3.1	Executed specification approval log. Items requiring approval in this log include, but are not limited to:
5.3.1.1.	System Specification

5.3.1.2.	Audio Specification (if applicable)

5.3.1.3.	Interior Configuration Document

5.3.1.4.	Interior Material Board

5.3.1.5.	Seat Upholstery Style (if applicable)

5.3.1.6.	External Paint Rendering

5.3.1.7.	Exterior Paint Colors

5.3.1.8.	Exterior Paint Production Drawing

5.3.1.9.	Any required customer furnished camera-ready artwork for logos (if applicable)

5.3.1.10.	Registration numbers and ICAO addresses for each Helicopter
Failure to provide Sikorsky with any of the foregoing information by the respective dates may result in a delivery delay and such delay shall constitute an Excusable Delay by Sikorsky under this Agreement.
VII.	INTERNATIONAL SALES PROVISIONS

1.	Export License — The full performance by Sikorsky under this Agreement is subject to the receipt of all applicable United States Government export licenses and approvals. Sikorsky agrees to provide assistance to Customer to obtain any required United States export license; however, the responsibility and cost for obtaining any license is the responsibility of the Customer. Customer acknowledges and understands that the length

Enclosure to SPB 6307	Page 11 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
of time from application for and receipt of the necessary United States export license is uncertain. Accordingly, Customer shall use its best efforts to obtain any required United States export license in a manner to support the timely delivery of the Offshore Oil Helicopter. To the extent an export license is required and Customer requests Sikorsky’s assistance in accordance with the provisions hereof, Customer hereby agrees to provide the following to Sikorsky in writing at least six (6) months prior to the applicable Scheduled Presentation Date Helicopter for the purpose of obtaining the export license:
(i)	the intended destination for the Offshore Oil Helicopter;

(ii)	the identification and nationality of the party who will take title to and be the registered owner of the Helicopter at delivery to the extent such party is an entity different from Customer;

(iii)	the identification and nationality of the financing source for the Helicopter, if such financing source is to hold title to or register as the owner of the Helicopter; provided that such financing source must be a “broker” within the meaning of the ITAR (22 CFR Part 129);

(iv)	the identification and nationality of pilots, maintainers and other third parties including the name of their employer, if any, who are to be trained on the Helicopter;

(v)	confirmation of the finalization of the items specified in Paragraph 5.3 and all other optional equipment to be installed or provided for in or on the Offshore Oil Helicopter; and

(vi)	for items (i) through (iv) above, the following additional information:
a.	the applicable legal name of the entity;

b.	address of such entity;

c.	country of incorporation for such entity;

d.	name of point of contact; and

e.	telephone number of point of contact.
In addition, Customer agrees to promptly provide any additional information and complete any documentation required by the United States Government to enable the delivery of the Offshore Oil Helicopter.

Failure to provide Sikorsky with any of the foregoing information when required, any subsequent change to the foregoing, or any other cause that may delay the receipt of a required United States export license may result in a delay of the delivery of the Offshore Oil Helicopter. Any delivery delay caused thereby shall be deemed an Excusable Delay under this Agreement.

Enclosure to SPB 6307	Page 12 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
2.	Import License — Customer shall be responsible for obtaining and complying with any and all import licenses or other authorizations and import taxes or fees which may be required by the country of destination for importing the Offshore Oil Helicopter(s).

3.	FAA Registration — Customer shall be responsible for obtaining FAA aircraft registration in the United States upon transfer of title of the Helicopter in accordance with this Agreement; provided however that upon Customer’s request, Sikorsky shall provide Customer with all reasonable assistance required. In the event Customer cannot comply with FAA regulations for aircraft registration in the United States upon transfer of title of the Helicopter in accordance with this Agreement, Sikorsky shall refer Customer to a third party trustee (the “Trustee”) who shall take title to the Helicopter upon Acceptance of the Helicopter through the Acceptance of Completion Services. Sikorsky shall consent to the assignment of the Agreement to the Trustee for this purpose and Customer shall execute any necessary documentation in connection therewith. All fees assessed by the Trustee in connection with its services shall be borne by Sikorsky.

4.	Operations Within United States — If, after transfer of title, the Helicopter/Offshore Oil Helicopter is to be flown within the jurisdiction of the United States for any reason, including flight training, Customer, shall, prior to such operation, obtain and carry currently effective certificates of registration and airworthiness issued or rendered valid by the country of registry and shall display the nationality and registration markings of that country, as required by Title 14 Part 375 of the U.S. Code of Federal Regulations. [In addition, for sales to foreign governments, the Customer shall obtain the requisite U.S. State Department flight clearance approvals prior to any such flight within the United States.] The Customer will comply with all other United States federal, state and local laws and regulations that may be applicable to the operation of the Helicopter/Offshore Oil Helicopter in the United States.

5.	Special Airworthiness Requirements — In the event Customer wishes to have changes made in the Helicopter/Offshore Oil Helicopter(s) to meet specific airworthiness requirements of the country of destination, Customer shall supply to Sikorsky, in the English language, copies of the applicable standards and a complete description of the changes desired. Sikorsky will review all requested changes and promptly submit a quotation to Customer of the effect on prices and delivery of incorporating such changes. If acceptable to Customer, this Agreement shall be amended to incorporate such changes; provided, however, in the event any changes result in variations in the specification, the specification shall be deemed revised to incorporate all such variations. Although Sikorsky may provide Customer with assistance in evaluating the specific airworthiness requirements of the country of destination and suggest changes to meet such requirements, Sikorsky assumes no responsibility for the acceptability of such changes to government authorities and assumes no obligation to meet the airworthiness requirements of any country.

6.	Compliance with Laws — The terms, conditions and performance by the parties under this Agreement will comply with all laws, rules, regulations and controls; including but not

Enclosure to SPB 6307	Page 13 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
limited to the following:
a.	If the time for transfer of title to the Helicopter shall occur prior to receipt of all U.S. Government export approvals required for delivery of the Helicopter or Offshore Oil Helicopter, Sikorsky shall transfer title to the Helicopter or Offshore Oil Helicopter only to a U.S. entity, and if to a U.S. financing institution, only to such U.S. financing institution that is a “broker” within the meaning of the ITAR (22 CFR Part 129); and

b.	Prior to receipt of all U.S. Government export approvals required for delivery of the Helicopter or Offshore Oil Helicopter, no “foreign person”, as that term is defined within the ITAR (22 CFR Part 120), shall have any access to the Helicopter, Offshore Oil Helicopter or any related technical data or assistance.
IN WITNESS WHEREOF, this Agreement has been executed by each party’s authorized representative.

BRISTOW GROUP:		SIKORSKY AIRCRAFT CORPORATION:

By:	/s/ William E. Chiles	By:	/s/ Stephen B. Estiu

Name:	William E. Chiles	Name:	Stephen B. Estiu
Title:	President & CEO	Title:	Vice President
Date:	May 19, 2006	Acceptance Date:	May 19, 2006
ATTACHMENTS:

Exhibit A	Helicopter Configuration
Exhibit B	Publications
Exhibit C	Training
Exhibit D	Warranty
Exhibit E	Spare Parts Provisioning and Technical Support
Exhibit F
Part 1	Form of Certificate of Helicopter Acceptance
Part 2	Form of Certificate of Completion Services Acceptance

Enclosure to SPB 6307	Proprietary Information: Use or disclosure of data contained on this sheet is subject to the restriction on the cover document and letter.	Page 14 of 14

S-92 NEW HELICOPTER SALES AGREEMENT
EXHIBIT A
Offshore Oil Helicopter Configuration Summary
Prepared for
Bristow Group
***

Enclosure to SPB 6307	Page 1

S-92 NEW HELICOPTER SALES AGREEMENT
EXHIBIT B
PUBLICATIONS
1.	Publications — With each Helicopter/Offshore Oil Helicopter sold and delivered hereunder, Sikorsky shall furnish the Customer with certain publications under this paragraph for use by the Customer and its contractors in operating and supporting the Helicopter/Offshore Oil Helicopter. Sikorsky shall provide the Customer with paper copies of the:
          Pilot’s Rotorcraft Flight Manual (*** copies, paper)
Sikorsky shall also furnish to the Customer S-92 Interactive Electronic Technical Manuals (IETMs) contained on CD-ROM computer disk(s) for accessing the information contained in the S-92 Maintenance Manuals (which includes Illustrated Parts Catalog), HUMS User Guide, and Airworthiness Limitations and Inspection Manuals. In addition, two copies of the Engine Operating and Maintenance Manual and Engine Illustrated Parts Breakdown Manual will be provided by GE. The IETMs shall be subject to Sikorsky’s standard IETM software license agreement terms.

2.	Alert Service Bulletins — Alert Service Bulletins shall be issued on matters requiring the immediate attention of the Customer and shall be generally limited to items affecting safety.

3.	Customer Service Notices— Customer Service Notices shall be issued to furnish the Customer with information regarding product improvement modifications and part changes.

4.	Revisions — The Customer shall receive a revision service to the Sikorsky manuals and IETMs for a period of *** years after the final acceptance of the Completion Services on the first Helicopter. An extended revision service is available at an additional price to the Customer. Sikorsky will provide *** years of revision service for vendor manuals on CD ROM.

Enclosure to SPB 61XX	Page 1 of 1

S-92 NEW HELICOPTER SALES AGREEMENT
EXHIBIT C
TRAINING
1.	Initial Pilot Training Services — With each Helicopter/Offshore Oil Helicopter sold and delivered hereunder, Sikorsky shall make available to Customer *** pilots an S-92 initial pilot training Course approximately *** in duration, consisting of a Visual Flight Rules (VFR) transition segment, and as required, an Instrument Flight Rules (IFR) transition segment. Each of the segments is programmed to provide emphasis on classroom training, cockpit familiarization using cockpit trainer, simulator and flight instruction and be of sufficient duration to transition an experienced single engine turbine qualified helicopter pilot with 200 flight hours into the S-92. Each Customer pilot must have a current commercial certificate helicopter instrument rating, or Equivalent. Each Customer pilot will receive approximately *** training in a full motion Level D flight simulator, if available, in accordance with FAA Ac 120-63 and approximately *** in the Customer’s S-92 Helicopter, following final acceptance by the Customer of the Completion Services by the Customer. Full flight simulator hours will be conducted in the pilot’s station.

2.	Initial Maintenance and Electrical Training Services — With each Helicopter/Offshore Oil Helicopter sold and delivered hereunder, Sikorsky shall make available to *** Customer maintenance technicians an initial S-92 maintenance training course approximately *** days in duration or, at Customer’s option, an S-92 electrical training course approximately *** days in duration. Either course includes inspection and maintenance troubleshooting and use of a maintenance trainer, if available. Each mechanic must have background experience in one or more of the following categories: certified (by Federal Aviation Administration (“FAA”) or by an equivalent airworthiness authority) airframe mechanic with one (1) year practical experience as a rated aircraft mechanic; one (1) year experience as an active mechanic on a commercial or military helicopter; or three (3) years general experience as a commercial or military aircraft mechanic.

3.	Engine Training Services — With each Helicopter/Offshore Oil Helicopter sold and delivered hereunder, Sikorsky shall make available to *** Customer mechanics, an engine maintenance course at the engine manufacturer’s facility. This course is approximately *** days in duration.

4.	Pilot Information — As required by U.S. law, including but not limited to the Aviation and Transportation Security Act, Customer shall identify its personnel that will undergo pilot training. Customer shall provide the names (and any other necessary information) of the pilot trainees or take any required act sixty (60) days prior to the beginning of training. Delay, inaction or refusal by the U.S. Government to authorize the training of any pilot will be a force majeure event with regard to Sikorsky’s training obligations. All

Enclosure to SPB 6307	Page 1

S-92 NEW HELICOPTER SALES AGREEMENT
expenses related to such pilot and maintenance training, including, but not limited to, fuel, maintenance, spare parts, insurance, landing fees, and travel and lodging for the Customer’s students and other personnel shall be borne by the Customer. All training will be conducted in English. Written training materials will be in the English language.

5.	Customer’s Responsibility— the Customer shall be responsible for all travel and related expenses associated with Customer’s personnel attending such training services.

6.	Scheduling — Prior to the Scheduled Presentation Date Completion Services on the Helicopter, the Customer shall provide Sikorsky written notice as to whether the Customer’s personnel or designees are going to attend the S-92 pilot training and/or maintenance/electrical training courses. Sikorsky will, if practical, schedule the ground school portion of the pilot training course and the maintenance/electrical training course so that completion will be accomplished immediately prior to the delivery of the Offshore Oil Helicopter to Customer. If the Customer elects to have *** pilots attend the S-92 pilot training course, *** pilots must, unless Sikorsky agrees otherwise, attend the course concurrently. Unless Sikorsky notifies Customer to the contrary, all training, except flight training, will be conducted at FlightSafety International’s facility in West Palm Beach, Florida. Flight training in Customer’s S-92 Offshore Oil Helicopter will be conducted at or near the Designated Completion Center, or as mutually agreed by the parties. In any event the training services in Paragraphs (1), (2) and (3) above must be scheduled and completed within twelve (12) months of the Helicopter delivery to which such services are allocable, in default of which Customer shall no longer be entitled to such services. The training services provided in accordance with Paragraphs (1), (2) and (3) above will be conducted in the English language. The Customer shall provide all documentation, and personal information on the pilots to be trained, and cooperation for pilot training as requested by Sikorsky to assure compliance with U. S. A. laws and applicable policies and regulations in force at the time of training.

7.	Hold Harmless and Indemnification — In consideration of Sikorsky making training services available to the Customer hereunder, the Customer, as the Offshore Oil Helicopter owner whose employees or designees will be the recipient of such training services, shall secure and protect itself and shall indemnify Sikorsky, FlightSafety International, Inc., their affiliates and their respective directors, officers, employees, service representatives, and agents, from any liability, claim of liability, expense, cause of action, loss or damage whatsoever, whether arising in tort or otherwise, for any injury, including death, to any person or property whatsoever (including the Customer’s Offshore Oil Helicopter), arising out of or in conjunction with the performance of such training services.

8.	Insurance Requirements — Toward effectuating the security, protection and indemnification of Paragraph 7 above, and in addition to Customer’s obligations under such Paragraph 7, Customer agrees to carry as a minimum on each Offshore Oil Helicopter purchased under this Agreement the following insurance from the scheduled time of delivery of the Completion Services on the Helicopter through the completion of all of the flight training services provided hereunder:

Enclosure to SPB 6307	Page 2

S-92 NEW HELICOPTER SALES AGREEMENT
(i)	Aircraft Public Liability, Bodily Injury and Property Damage and Passenger Legal Liability Insurance, including Contractual Liability Insurance to cover the liabilities herein assumed by Customer, with a limit of not less than $100,000,000.00 for a single occurrence.

(ii)	Aircraft Hull All Risk Loss or Damage Insurance covering the Offshore Oil Helicopter in the amount of the Helicopter Unit Price plus the Completion Services Unit Price.
All of the insurance policies shall be issued by companies authorized to do business under the laws of the States of Florida and Connecticut and satisfactory to Sikorsky, shall be in form and substance satisfactory to Sikorsky, shall name Sikorsky, FlightSafety International, Inc. and their respective affiliates as additional insureds, shall contain a provision prohibiting cancellation except upon at least ten (10) days prior written notice to Sikorsky and FlightSafety International, Inc., shall contain a complete waiver of subrogation by the insurer against Sikorsky, FlightSafety International, Inc., and their respective affiliates, and shall be primary and non-contributory with respect to any insurance carried by Sikorsky and/or FlightSafety International, Inc. Customer shall furnish to Sikorsky either certified copies of such policies or certificates evidencing such insurance and waiver. Such copies or certificates shall be presented to Sikorsky thirty (30) days prior to the scheduled commencement of the flight training.

9.	Further Understandings — Sikorsky assumes no liability for any expense of the Customer’s personnel, directly or indirectly connected with the furnishing of training services provided for herein. The parties expressly understand and agree that the responsibility of Sikorsky in the furnishing of the training services described above is limited to the furnishing of such and shall not extend to the results thereof. The parties further understand and agree that, in the event Customer elects not to take all or any portion of the training services provided for herein, no refund or other financial adjustment of the price will be made.

Enclosure to SPB 6307	Page 3

S-92 NEW HELICOPTER SALES AGREEMENT
EXHIBIT D
WARRANTY
1. WARRANTY
Sikorsky warrants to Customer that each new helicopter sold by it, the parts and accessories installed thereon (except for the engines and engine accessories which are covered by their respective manufacturer’s separate warranties and Customer furnished equipment), new spare parts, and repaired/overhauled parts shall be free from defects in material and workmanship under normal use and service for the periods outlined below.
2. DURATION

CATEGORY	PERIOD OF COVERAGE	INCLUDES
Primary Structural Parts	5 years after final acceptance of the Completion Services by Customer, or 6 years after title transfer of the Helicopter to Customer, whichever first occurs	Fuselage, empennage, stabilizers, pylons & mounts

Non-Primary Structural Parts & Dynamic Components Installed on Aircraft	2 years or 2000 hours of operation after final acceptance of the Completion Services by Customer, or 3 years after title transfer of the Helicopter to Customer, whichever first occurs.	Non-primary structural components, dynamic components, accessories, avionics, navigation and communication equipment

New Spare Parts	3 years after date of shipment from Sikorsky or 2 years after installation, or 2000 hours of operation, whichever first occurs

Repaired/Overhauled Parts	2 years after date of shipment from Sikorsky or 1 year after installation, or 1000 hours of operation, whichever first occurs
3. SIKORSKY OBLIGATIONS
A. REPAIR/REPLACEMENT.
Sikorsky shall be obligated under this warranty to the repair or replacement of the defective item with a new, overhauled or serviceable replacement item during the applicable term of the warranty. The decision to repair or replace the defective item is solely at the discretion of Sikorsky.

Enclosure to SPB 6307	Page 1 of 5

S-92 NEW HELICOPTER SALES AGREEMENT
B. LABOR
Sikorsky shall bear the reasonable and customary removal and installation labor cost (at straight time at per hour) associated with valid warranty claims during the first six (6) months of operation after final acceptance of the Completion Services by Customer, provided such labor is performed by Sikorsky, the Customer, or at a service center authorized by Sikorsky.
4. CUSTOMER’S OBLIGATIONS
A.	The Customer must notify Sikorsky in writing of any defect occurring within the warranty period, within sixty (60) days after its discovery.

B.	If Sikorsky elects to replace or exchange rather than repair and return the warranted item, the Customer must return the defective part to Sikorsky or its designated repair facility within 30 days (domestic U. S.) or 60 days (international) of receipt of replacement or exchange item, if so requested by Sikorsky.

C.	If requested by Sikorsky, the Customer must furnish Sikorsky with pertinent Offshore Oil Helicopter operational and maintenance records. Such records may include any and all those prepared during the entire warranty period immediately preceding the discovery as well as records of any incident, accident, or unusual event encountered by the Offshore Oil Helicopter at any time prior to the discovery of the defect.
5. TRANSPORTATION
Transportation charges relating to approved warranty claims, up to and including the average cost of Federal Express P1 or equivalent, will be borne by Sikorsky if returned in accordance with written shipping instructions from Sikorsky. Transportation charges do not include taxes, duties, loans, lease charges, exchange fees, warehousing charges, handling charges, or administrative charges. Any premium transportation costs shall be borne by the Customer.
6. WARRANTY ON REPLACEMENT PARTS
Parts replaced or exchanged (newly manufactured, repaired or overhauled) under a valid warranty claim are warranted for the remainder of the original warranty period associated with the discrepant part removed.

Enclosure to SPB 6307	Page 2 of 5

S-92 NEW HELICOPTER SALES AGREEMENT
7. EXCLUSIONS
This warranty does not apply to:
A.	Offshore Oil Helicopters which are regularly engaged in flight testing, and/or

B.	Offshore Oil Helicopters which are not maintained, operated or repaired in accordance with the procedures recommended by Sikorsky or its OEM’s, and/or

C.	Offshore Oil Helicopters which undergo structural modifications, repairs, and/or engine retrofits without the express written approval and technical guidance of Sikorsky, and/or

D.	Offshore Oil Helicopters or parts which have been subject to abuse, misuse, negligence, combat damage, incident or accident, and/or

E.	Offshore Oil Helicopters or parts which have been subject to direct foreign object damage, ingestion of foreign material or sand, dust or any corrosive or erosive agent, and/or

F.	Standard consumable and expendable items such as, but not limited to, seals, filters, gaskets, tires, hoses, bulbs, switches, batteries, bearings, brake pads and general hardware.

G.	Normal wear and tear, including normal wear and tear to exterior paint and interior items such as, but not limited to, to seats, sidewall and headliner coverings, woodwork, plating and other soft trim appearance items and exterior paint.

H.	Parts and accessories whose manufacturer’s identification tag has been removed or obliterated or cannot otherwise be identified as having been installed on the Offshore Oil Helicopter at final acceptance of the Completion Services by Customer.

I.	Defects which result from contamination such as contaminated fuel, oil, hydraulic fluids and the like.
8. DISCLAIMER
A. TITLE
Sikorsky warrants to Customer that it will convey good title to the Helicopter/Offshore Oil Helicopter and parts sold hereunder. Sikorsky’s liability and Customer’s remedy under this warranty are limited to the removal of any title defect or at the election of Sikorsky to the replacement of the Offshore Oil Helicopter or parts thereof which are defective in title; provided, however, that the right and remedies of the parties with respect to patent infringement shall be limited to the provisions of Paragraph 8B below.

Enclosure to SPB 6307	Page 3 of 5

S-92 NEW HELICOPTER SALES AGREEMENT
B. PATENT INFRINGEMENT
Sikorsky shall conduct, at its own expense, the entire defense of any claim, suit or action alleging that, without further combination, the use or resale by Customer or any subsequent purchaser or user of any Offshore Oil Helicopter or part delivered hereunder directly infringes any United States patent, but only on the conditions that (A) Sikorsky receives prompt written notice of such claim, suit, or action and full opportunity and authority to assume the sole defense thereof, including settlement and appeals, and all information available to Customer and defendant for such defense; (B) said Offshore Oil Helicopter or part is made according to a specification or design furnished by Sikorsky or, if a process patent is involved, the process performed by the Offshore Oil Helicopter(s) is recommended in writing by Sikorsky; and (C) the claim, suit, or action is brought against Customer or one expressly indemnified by Customer. Provided all of the foregoing conditions have been met, Sikorsky shall, at its own expense, either settle said claim, suit, or action or shall pay all damages excluding consequential damages and costs awarded by the court therein, and, if the use or resale of such Offshore Oil Helicopter or part is finally enjoined, Sikorsky shall, at Sikorsky’s option: (i) procure for defendant the right to use or resell the Offshore Oil Helicopter or part, (ii) replace them with an equivalent noninfringing Offshore Oil Helicopter or part, (iii) modify them so they become noninfringing but equivalent, or (iv) remove them and refund the purchase price (less a reasonable allowance for use, damage, and obsolescence).
If a claim, suit, or action is based on a design or specification furnished by Customer, or on the performance of a process not recommended in writing by Sikorsky, or on the use or sale of the Offshore Oil Helicopter or parts delivered hereunder in combination with other helicopter parts not delivered to Customer by Sikorsky, Customer shall indemnify and save Sikorsky harmless therefrom.
C. EXCLUSIVE WARRANTIES & REMEDIES
THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF (i) ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY IN CONTRACT OR TORT, WHETHER OR NOT ARISING FROM SIKORSKY’S OR ANY OF ITS AFFILIATE’S NEGLIGENCE, ACTUAL OR IMPUTED, STRICT TORT LIABILITY OR BREACH OF WARRANTY. THE REMEDIES OF THE CUSTOMER SHALL BE LIMITED TO THOSE PROVIDED HEREIN TO THE EXCLUSION OF ANY OTHER REMEDIES INCLUDING, WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTIES, REMEDIES, OR THIS LIMITATION WILL BE BINDING UPON SIKORSKY OR ANY OF ITS AFFILIATES UNLESS IN WRITING, SIGNED BY A DULY AUTHORIZED OFFICER OF SIKORSKY OR SUCH AFFILIATES.

Enclosure to SPB 6307	Page 4 of 5

S-92 NEW HELICOPTER SALES AGREEMENT
9. GENERAL
A.	This warranty may not be assigned or otherwise transferred to any other party without the advance, written consent of Sikorsky.

B.	Sikorsky is not liable for the costs incurred in troubleshooting, gaining access for removal of the discrepant item or reinstallation or testing of the repaired or replacement item except as set forth in paragraph 3B.

C.	Warranties covering the engines and engine accessories installed on the Offshore Oil Helicopter are made separately to the customer by their respective manufacturers. All warranty claims pertaining to those items should be made directly to the manufacturer in question. Sikorsky will assist Customer is submitting warranty claims to the engine manufacturer if so requested by the Customer.

Enclosure to SPB 6307	Page 5 of 5

S-92 NEW HELICOPTER SALES AGREEMENT
EXHIBIT E
SPARE PARTS PROVISIONING AND TECHNICAL SUPPORT
PROVISIONING:
Not later than 180 days prior to aircraft delivery to Customer, Sikorsky will conduct spare parts and support equipment provisioning conference with the customer at Sikorsky’s Stratford, Connecticut facilities to define a tailored support package satisfying the operational requirements of the customer. Travel expenses to the Sikorsky facility shall be the responsibility of Customer. Maintenance concept, quantity of helicopters, number of operational sites, and fleet projected utilization will be parameters utilized in establishing spare parts recommendations. Customer will be sent after contract signing a “Maintenance and Operations” Site Survey form that will better educate and inform Sikorsky of equipment and facilities Customer has at the place of operation. Customer will complete the survey 20 days prior to the date of the conference.
TECHNICAL SUPPORT:
FIELD SERVICE REPRESENTATIVES: Sikorsky will maintain a staff of factory trained Field Service Representatives (FSR) for the purpose of providing on site guidance on technical, logistical, and operational issues. The FSR serves as liaison between Sikorsky and the customer to assist in the introduction of the S-92 helicopter into the fleet. The FSR provides ongoing familiarization to support customer personnel and provides guidance with integrating the Scheduled Maintenance Requirements into the customer’s maintenance program. The FSR is supported by a Service Engineering team and a 24 hour, 7 days a week, HELP DESK. An FSR is assigned with each new S-92 customer for a period of *** days commencing upon arrival of the first Helicopter at the Customer’s facility as no extra cost to Customer.

Enclosure to SPB 6307	Page 1 of 1

S-92 NEW HELICOPTER SALES AGREEMENT
EXHIBIT F
Part 1
CERTIFICATE OF HELICOPTER ACCEPTANCE
Pursuant to the S-92 New Helicopter Sales Agreement Number ___, dated ___, between Sikorsky Aircraft Corporation. (“Sikorsky”) and Bristow Group (“Customer”)”
Inspection — Customer hereby acknowledges that it has thoroughly inspected the S-92 helicopter Registration No. ___ and has found it to be acceptable and in accordance with the requirements of the above referenced Agreement; and
Acceptance — Customer hereby accepts the helicopter described below on the ___ day of ___, 200___. Flight hours at time of acceptance is ___.
IN WITNESS WHEREOF, Customer has caused this Certificate to be executed this ___ day of ___, ___.
BRISTOW GROUP
By:
Name:
Title:

Enclosure to SPB 6307	Page 1

S-92 NEW HELICOPTER SALES AGREEMENT
EXHIBIT F
Part 2
CERTIFICATE OF COMPLETION SERVICES ACCEPTANCE
Pursuant to the S-92 New Helicopter Sales Agreement Number ___, dated ___, between Sikorsky Aircraft Corporation (“Sikorsky”) and Bristow Group (“Customer”)”
Inspection — Customer hereby acknowledges that it has thoroughly inspected Completion Services performed on the S-92 helicopter Registration No. ___ and has found them to be acceptable and in accordance with the requirements of the above referenced Agreement; and
Acceptance — Customer hereby accepts the Completion Services described below on the ___ day of ___, 200___. Flight hours on the Offshore Oil Helicopter at time of acceptance of the Completion Services is ___.
IN WITNESS WHEREOF, Customer has caused this Certificate to be executed this ___ day of ___, ___.
BRISTOW GROUP
By:
Name:
Title:

Enclosure to SPB 6307	Page 2